As filed with the Securities and Exchange Commission on November 17, 2000

                                                            Registration No. ___

                       SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549

                                    --------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                            CARBON ENERGY CORPORATION
               --------------------------------------------------
               (Exact name of issuer as specified in its charter)

           Colorado                                       84-1515097
-------------------------------            ------------------------------------
(State or other Jurisdiction of            (I.R.S. Employer Identification No.)
 incorporation or organization)

                1700 Broadway, Suite 1150, Denver, Colorado 80290
              -----------------------------------------------------
              (Address of Principal Executive Offices and Zip Code)

                            CARBON ENERGY CORPORATION
                           401(k) PROFIT SHARING PLAN
                           --------------------------
                              (Full title of plan)

                         Patrick R. McDonald, President
                            Carbon Energy Corporation
                1700 Broadway, Suite 1150, Denver, Colorado 80290
                -------------------------------------------------
                     (Name and address of agent for service)

                                 (303) 863-1555
           -----------------------------------------------------------
          (Telephone number, including area code, of agent for service)

                           Copy to: Holland & Hart LLP
                            Attn: Mark R. Levy, Esq.
                       555 Seventeenth Street, Suite 3200
                             Denver, Colorado 80202

                         CALCULATION OF REGISTRATION FEE

------------------------- ---------------------- ----------------------- ------------------------ --------------------
                                                        Proposed                Proposed
Title of Securities to        Amount to be          maximum offering        maximum aggregate          Amount of
be registered                registered (1)       price per share (2)      offering price (2)      registration fee
------------------------- ---------------------- ----------------------- ------------------------ --------------------
Common Stock                     60,000                  $5.94                  $356,400                $94.10
(no par value)
------------------------- ---------------------- ----------------------- ------------------------ --------------------
Plan Interests              Indeterminate (3)             N/A                      N/A                    N/A
------------------------- ---------------------- ----------------------- ------------------------ --------------------

(1) This Registration Statement includes shares of the Registrant purchased by the 401(k) Profit Sharing Plan by the Registrant pursuant to one of its investment options in the open market. Accordingly, the number of shares being registered is an estimate. This Registration Statement also includes an indeterminate number of shares that may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions in accordance with Rule 416 under the Securities Act of 1933.

(2) Estimated pursuant to Rule 457(h) under the Securities Act of 1933 solely for the purpose of calculating the registration fee and based on the average of the high and low sales prices for the Registrant's common stock as reported on the American Stock Exchange on November 14, 2000. No fee is paid for the interests in the employee benefit plan described herein pursuant to Rule 457(h).

(3) Pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

         The documents containing the information required by Part I of Form S-8 will be sent or given to participants in the Carbon Energy Corporation 401(k) Profit Sharing Plan (the "Plan") as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended (the "Securities Act"). In reliance on Rule 428, such documents (i) are not being filed with the Securities and Exchange Commission (the "Commission") either as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424, and (ii) along with the documents incorporated by reference into this registration statement pursuant to Item 3 of Part II hereof, constitute a prospectus (the "Prospectus") that meets the requirements of Section 10(a) of the Securities Act.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.
------   ---------------------------------------

         The following documents are hereby incorporated by reference in this registration statement:

         (1)      The Company's  Annual Report on Form 10-K,  filed  pursuant to
                  Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), for the year ended December 31, 1999.

         (2) All other reports filed by the Company pursuant to Section 13 or 15(d) of the Exchange Act since December 31, 1999.

         (3) The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A (SEC File No. 001-15639) filed on January 25, 2000.

         All documents filed by the Registrant pursuant to Sections 13, 14 or 15(d) of the Exchange Act subsequent to the date of this registration statement, and prior to the filing of a post-effective amendment which indicates that all shares offered hereby have been sold or which deregisters all shares then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing such documents. Any statement contained in the Prospectus, this registration statement or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of the Prospectus and this registration statement to the extent that a statement contained in any subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of the Prospectus or this registration statement.

Item 4.  Description of Securities.
------   -------------------------

         Not applicable.

Item 5.  Interests of Named Experts and Counsel.
------   --------------------------------------

         Not applicable.

Item 6.  Indemnification of Directors and Officers.
------   -----------------------------------------

         The Bylaws provide that the Company will indemnify its directors and executive officers and may indemnify other officers, employees and other agents to the fullest extent permitted by Colorado law. The Company has also entered into indemnification agreements with each director and executive officer. All indemnification agreements are identical. These agreements provide, among other things, for indemnification and advancement of expenses to the fullest extent permitted by law in connection with any legal proceeding in which the person was made a party because the person was a director or executive officer of the Company, place the burden of proof on the Company in regard to whether an individual has met the required standard of conduct for indemnification, cover procedural matters such as the hiring of counsel and require the Company to pay the expenses of the director or executive officer in enforcing any required indemnification or advancement of expenses.

         In addition, the Articles of Incorporation provide that to the fullest extent permitted by Colorado law, directors will not have personal liability to the Company or its stockholders for monetary damages for any breach of fiduciary duties as a director. This does not eliminate the duties themselves, and in appropriate circumstances, equitable remedies such as injunction or other forms of nonmonetary relief remain available under Colorado law. This provision does not eliminate the liability of a director for (1) any breach of the director's duty of loyalty to the Company or its stockholders; (2) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (3) unlawful dividends, stock repurchases or redemptions; or (4) any transaction from which the director derived an improper personal benefit. This does not affect a director's responsibilities under other laws such as the federal or state securities laws.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Securities Act") may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

Item 7.  Exemption from Registration Claimed.
------   -----------------------------------

         Not applicable.

Item 8.  Exhibits.
------   --------

Exhibit No.                Description.
-----------                -----------

4.1               Articles  of  Incorporation   (incorporated  by  reference  to
                  Exhibit 2 of the Company's registration statement on Form S-4, No. 333-89783, effective January 18, 2000).

4.2               Bylaws   (incorporated  by  reference  to  Exhibit  3  of  the
                  Company's registration statement on Form S-4, No. 333-89783, effective January 18, 2000).

4.3               Carbon Energy Corporation 401(k) Profit Sharing Plan.

5.1 Omitted as inapplicable pursuant to Item 8 of Form S-8 which provides that a legal

23.1              Consent of Arthur Andersen LLP.

23.2              Consent of Hein + Associates LLP.

24.1              Power of Attorney.

         In lieu of an opinion of counsel concerning compliance with the requirements of ERISA, or an Internal Revenue Service ("IRS") determination letter that the Plan is qualified under Section 401 of the Code, the registrant hereby undertakes to cause the Plan to be submitted and any amendments thereto to the IRS in order to qualify the Plan and the registrant undertakes to cause all changes to be made which are required by the IRS in order to qualify the Plan.

Item 9.  Undertakings.
------   ------------

(a)      The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by section 10(a)(3) of the Securities Act;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from the registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, on November 17, 2000.

                            CARBON ENERGY CORPORATION

                                        By:      /s/ Patrick R. McDonald
                                                 -------------------------------
                                                 Patrick R. McDonald, President

                                        By:      /s/ Kevin D. Struzeski
                                                 -------------------------------
                                                 Kevin D. Struzeski, Treasurer
                                                 and Chief Financial Officer

         Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Patrick R. McDonald         Director and President         November 17, 2000
---------------------------     (Principal Executive Officer)
Patrick R. McDonald

/s/ Kevin D. Struzeski          Treasurer and                  November 17, 2000
----------------------------    Chief Financial Officer
Kevin D. Struzeski              (Principal Financial
                                and Accounting Officer

/s/ Cortlandt S. Dietler*       Director                       November 17, 2000
---------------------------
Cortlandt S. Dietler

/s/ David H. Kennedy*           Director                       November 17, 2000
----------------------------
David H. Kennedy

/s/ Bryan H. Lawrence*          Director                       November 17, 2000
---------------------------
Bryan H. Lawrence

/s/ Peter A. Leidel*            Director                       November 17, 2000
----------------------------
Peter A. Leidel

/s/ Harry A. Trueblood, Jr.*    Director                       November 17, 2000
----------------------------
Harry A. Trueblood, Jr.


*Signed by: /s/ Patrick R. McDonald or /s/Kevin D. Struzeski, in the capacity indicated and as attorney-in-fact for each of the named officers and directors.

         Pursuant to the requirements of the Securities Act, the trustees (or other persons who administer the Plan) have duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized, on November 17, 2000.

                                            CARBON ENERGY CORPORATION
                                            401(k) PROFIT SHARING PLAN

                                                     /s/ Patrick R. McDonald
                                                     --------------------------
                                                     Patrick R. McDonald
                                                     Trustee

                                                     /s/ Kevin D. Struzeski
                                                     --------------------------
                                                     Kevin D. Struzeski
                                                     Trustee

                                 EXHIBITS INDEX

Exhibit No.                Description.
-----------                -----------

4.1               Articles  of  Incorporation   (incorporated  by  reference  to
                  Exhibit 2 of the Company's registration statement on Form S-4, No. 333-89783, effective January 18, 2000).

4.2               Bylaws   (incorporated  by  reference  to  Exhibit  3  of  the
                  Company's registration statement on Form S-4, No. 333-89783, effective January 18, 2000).

4.3               Carbon Energy Corporation 401(k) Profit Sharing Plan.

5.1 Omitted as inapplicable pursuant to Item 8 of Form S-8 which provides that a legal

23.1              Consent of Arthur Andersen LLP.

23.2              Consent of Hein + Associates LLP.

24.1              Power of Attorney.